Press Release

Westborough Financial Services, Inc. Reports Earnings for Three and
 Nine-months Ended June 30, 2004

WESTBOROUGH, Mass.--(BUSINESS WIRE)-July 27, 2004--Westborough Financial Services, Inc., (the "Company") (OTCBB: WFSM.OB) the holding company for The Westborough Bank (the "Bank"), reported earnings per share (dilutive) for three-months ended June 30, 2004 of $0.13 on net income of $210 thousand, as compared to $0.15 per share (dilutive) on net income of $227 thousand for three-months ended June 30, 2003. For three-months ended June 30, 2004, net income decreased by $17 thousand, or 7.5%, to $210 thousand, as compared to $227 thousand, for three-months ended June 30, 2003. The Company's return on average assets was 0.32% for three-months ended June 30, 2004 as compared to 0.36% for three-months ended June 30, 2003. The Company also reported earnings per share (dilutive) for nine-months ended June 30, 2004 of $0.55 on net income of $858 thousand, as compared to $0.44 per share (dilutive) on net income of $684 thousand for nine-months ended June 30, 2003. For nine-months ended June 30, 2004, net income increased by $174 thousand, or 25.4%, to $858 thousand, as compared to $684 thousand, for nine-months ended June 30, 2003. The Company's return on average assets was 0.45% for nine-months ended June 30, 2004 as compared to 0.37% for nine-months ended June 30, 2003.

      For three-months ended June 30, 2004, net income declined by $17 thousand, or 7.5%, to $210 thousand, as compared to $227 thousand for three-months ended June 30, 2003 primarily due to a decrease in gains on sales of securities available for sale, a decrease in gains on sales of mortgages and an increase in the provision for loan losses, offset, to a lesser extent, by an increase in net interest income. Gains on sales of securities available for sale declined by $101 thousand, or 76.5%, to $31 thousand for three-months ended June 30, 2004 as compared to $132 thousand for three-months ended June 30, 2003 primarily as a result of a decline in the volume of securities sold. Gains on sales of mortgages declined by $24 thousand for three-months ended June 30, 2004 as a result of a decline in sales of fixed-rate mortgages. The provision for loan losses increased by $30 thousand for three-months ended June 30, 2004 and reflects the result of a $2.6 million net increase in residential loans and a $2.0 million net increase in commercial loans for three-months ended June 30, 2004. Net interest income increased by $140 thousand, or 7.1%, to $2.1 million for three-months ended June 30, 2004 as compared to $2.0 million for three-months ended June 30, 2003. Interest and dividend income declined by $39 thousand, or 1.4%, to $2.8 million for three-months ended June 30, 2004 as compared to $2.9 million for three-months ended June 30, 2003. Alternatively, interest expenses declined by $179 thousand, or 19.6%, to $734 thousand for three-months ended June 30, 2004 as compared to $913 thousand for three-months ended June 30, 2003. The net interest rate spread, which reflects the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities, increased by 0.13%, to 3.24% for three-months ended June 30, 2004 as compared to 3.11% for three-months ended June 30, 2003. While the average rate earned on interest-earning assets declined by 0.26%, to 4.65% for three-months ended June 30, 2004 from 4.91% for three-months ended June 30, 2003, the average cost of interest-bearing liabilities declined by 0.40%, to 1.41% for three-months ended June 30, 2004 from 1.81% for three-months ended June 30, 2003. The decline in the rates of interest earned on interest-earning assets primarily reflects a decline in market interest rates and the desire for loan customers to refinance their loans at lower interest rates. The decline in rates of interest paid on interest-bearing liabilities was primarily the result of maturing certificates of deposits reinvested at lower rates and also due to an increase in the amount of low-cost borrowing from the Federal Home Loan Bank.

      For nine-months ended June 30, 2004, net income increased by $174 thousand, or 25.4%, to $858 thousand, as compared to $684 thousand, for nine-months ended June 30, 2003 primarily due to an increase in net interest income, customer service fees and gain on the sales of mortgages, offset, to a lesser extent, by an increase in operating expenses, provision for loan losses, provision for income taxes and a decline in gains on the sales of securities available for sale. Net interest income increased by $259 thousand, or 4.2%, to $6.4 million for nine-months ended June 30, 2004, as compared to $6.1 million for nine-months ended June 30, 2003. While the average rate earned on interest-earning assets declined by 0.52%, to 4.76% for nine-months ended June 30, 2004 from 5.28% for nine-months ended June 30, 2003, the average cost of interest-bearing liabilities declined by 0.62%, to 1.43% for nine-months ended June 30, 2004 from 2.05% for nine-months ended June 30, 2003. The decline in the rates of interest earned on interest-earning assets primarily reflects a decline in market interest rates and the desire for loan customers to refinance their loans at lower interest rates. The decline in rates of interest paid on interest-bearing liabilities was primarily the result of maturing certificates of deposits reinvested at lower rates and also due to an increase in the amount of low-cost borrowing from the Federal Home Loan Bank. Income from customer service fees increased by $91 thousand, or 20.4%, to $536 thousand for nine-months ended June 30, 2004 as compared to $445 thousand for nine-months ended June 30, 2003, primarily due to the recognition of a non-refundable $71 thousand prepayment fee from the payment in full of a $2.6 million commercial loan. Also for nine-months ended June 30, 2004, the Company sold fixed-rate mortgage loans, with servicing retained by the Bank, and recognized a pre-tax gain on the sale of $88 thousand, as compared to a pre-tax gain of $29 thousand, on a substantially reduced volume of loans sold, for nine-months ended June 30, 2003. For nine-months ended June 30, 2004, operating expenses increased by $86 thousand, or 1.5%, to $5.9 million, from $5.8 million for nine-months ended June 30, 2003. The primary reasons for the increase were due to general increases in staff salaries and also due to a decline in deferred costs related to the decrease in new mortgage loans.
As a result of a higher level of services provided, data processing expenses increased by $69 thousand, or 15.5%, to $514 thousand for nine-months ended June 30, 2004 as compared to $445 thousand for nine-months ended June 30, 2003. Occupancy and equipment expenses declined due primarily to a savings associated with the closing of the Shaw's Supermarket branch in April 2004 and a general decline in depreciation due to more in-use equipment being fully depreciated. Also, professional fees declined as a result of a decline in legal expenses. The provision for loan losses increased by $70 thousand for nine-months ended June 30, 2004 and reflects the result of a $5.5 million net increase in commercial loans for nine-months ended June 30, 2004. Provision for income taxes increased as a result of increased income before provision for income taxes.

      The Company's total assets increased by $7.1 million, or 2.8%, to $263.2 million at June 30, 2004 from $256.1 million at September 30, 2003. While deposits declined by $1.2 million, or 0.6%, to $214.7 million from $215.9 million, advances from the Federal Home Loan Bank increased by $9.0 million, or 94.7%, to $18.5 million at June 30, 2004 from $9.5 million at September 30, 2003. The increase in advances was used primarily to fund purchases of securities available for sale and to fund the maturities of relatively higher-rate certificates of deposits. Securities available for sale increased by $4.4 million, or 5.0%, to $92.0 million, at June 30, 2004 as compared to $87.6 million at September 30, 2003. Much of the increase in securities available for sale was in the categories of federal agency mortgage-backed securities and bonds. Loans increased by $4.3 million, or 3.0%, to $145.9 million at June 30, 2004 primarily as a result of growth in commercial loans. Non-performing loans declined to $312 thousand, or 0.21% of loans at June 30, 2004 as compared to $634 thousand, or 0.45% of total loans at September 30, 2003. Total stockholders' equity declined by $814 thousand, to $27.9 million at June 30, 2004 from $28.7 million at September 30, 2003 primarily as a result of a decline in the market value of securities available for sale. Accumulated other comprehensive after-tax loss at June 30, 2004 was $348 thousand, as compared to after-tax income of $1.3 million at September 30, 2003. The Company's securities consist primarily of interest-rate sensitive securities whose market value changes inversely with changes in market interest rates. Interest rates at June 30, 2004 are generally higher than rates at September 30, 2003 and, accordingly, the market value of securities available for sale declined. Deferred income tax benefits associated with this market value decline were approximately $1.0 million.

      Joseph F. MacDonough, President and CEO of the Company, commenting on the Company's performance remarked: "that the board of directors was pleased with the continued upward trend of earnings for nine-months ended June 30, 2004 buoyed by the $5.5 million net increase in commercial loans. Enhanced electronic bill paying options have recently been introduced as we constantly strive to expand our product offering menu. Superior customer service remains our ultimate goal."

      The Bank was founded in 1869 as a Massachusetts chartered mutual savings bank and was reorganized into a two-tiered mutual holding company structure on February 15, 2000. The Bank is a community and customer-oriented, full-service financial institution offering traditional deposit products, residential and commercial real estate mortgage loans, electronic and Internet-based services as well as consumer and commercial loans. During April 2004, the Bank closed its full-service branch in the Shaws' Supermarket located in the town of Shrewsbury and consolidated that operation into the newly expanded Maple Avenue, Shrewsbury branch. As a result, the Bank currently operates four full-service banking offices located in the towns of Westborough, Northborough and Shrewsbury, Massachusetts. The Bank also operates a non-public, self-contained office at the Willows, a retirement community located in Westborough. Together, these offices serve the Bank's primary market area consisting of Westborough, Northborough, Shrewsbury, Grafton, Southborough and Hopkinton, Massachusetts.

      Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission. The Company and the Bank do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or the Bank.

For further information contact:
John L. Casagrande
Senior Vice President and Treasurer
Westborough Financial Services, Inc.
100 East Main Street
Westborough, MA 01581
508-366-4111

Westborough Financial Services, Inc. and Subsidiary
Selected Condensed Consolidated Financial and Other Data

                                                                       at
                                                             -------------------------
                                                             June 30,    September 30,
                                                               2004          2003
                                                             --------    -------------
Condensed Consolidated Balance Sheet Data ($ in thousands):       (unaudited)

Total assets                                                 $263,230      $256,122
Loans, net                                                    145,853       141,557
Investment securities                                          93,601        88,840
Total deposits                                                214,710       215,898
Federal Home Loan Bank advances                                18,500         9,500
Stockholders' equity                                           27,904        28,718
Allowance for loan losses                                         950           911
Non-accrual loans                                                 312           634
Non-performing assets                                             312           634


Condensed Consolidated Statement of Income Data
 ($ in thousands, except per share data):

                                                   Three-Months Ended         Nine-Months Ended
                                                  ---------------------     ---------------------
                                                  06/30/04     06/30/03     06/30/04     06/30/03
                                                  --------     --------     --------     --------
                                                       (unaudited)               (unaudited)

Total interest and dividend income                  $2,838       $2,877       $8,556       $9,163
Total interest expense                                 734          913        2,193        3,059
                                                    ------       ------       ------       ------
Net interest income                                  2,104        1,964        6,363        6,104
Provision for loan losses                               30            0           70            0
                                                    ------       ------       ------       ------
Net interest income, after provision for
 loan losses                                         2,074        1,964        6,293        6,104
                                                    ------       ------       ------       ------
Customer service fees                                  159          166          536          445
Gain (loss) on sales of securities available
 for sale, net                                          31          132           89          129
Gain (loss) on sales of mortgages                        0           24           88           29
Miscellaneous                                           43           49          141          134
                                                    ------       ------       ------       ------
Total other income                                     233          371          854          737
                                                    ------       ------       ------       ------
Total operating expenses                             2,014        2,008        5,907        5,821
                                                    ------       ------       ------       ------
Income before provision for income taxes               293          327        1,240        1,020
Provision for income taxes                              83          100          382          336
                                                    ------       ------       ------       ------
Net Income                                          $  210       $  227       $  858       $  684
                                                    ======       ======       ======       ======

Basic number of weighted average shares
 outstanding                                     1,546,958    1,534,061    1,540,744    1,528,857
Dilutive number of weighted average shares
 outstanding                                     1,567,339    1,555,498    1,561,491    1,548,075
Basic earnings per share                             $0.14        $0.15        $0.56        $0.45
Dilutive earnings per share                          $0.13        $0.15        $0.55        $0.44
Dividends declared per share                         $0.05        $0.05        $0.15        $0.15

Performance Ratios (annualized where applicable)

                                                   Three-Months Ended         Nine-Months Ended
                                                  ---------------------     ---------------------
                                                  06/30/04     06/30/03     06/30/04     06/30/03
                                                  --------     --------     --------     --------
                                                       (unaudited)               (unaudited)

Return on average assets                             0.32%        0.36%        0.45%        0.37%
Return on average stockholders' equity               2.87%        3.20%        3.94%        3.21%
Dividend payout ratio (1)                           37.32%       34.26%       27.30%       33.95%
Average stockholders' equity to average assets      11.17%       11.25%       11.29%       11.39%
Net interest rate spread (2)                         3.24%        3.11%        3.33%        3.23%
Net interest margin (3)                              3.45%        3.35%        3.54%        3.52%
Operating expenses as a percent of average
 assets                                              3.08%        3.19%        3.07%        3.11%
Average interest-bearing assets to average
 interest bearing liabilities                      117.42%      115.84%      117.11%      116.31%
Efficiency ratio(4)                                 87.11%       92.15%       83.83%       87.10%

<F1>  Dividend payout ratio represents dividends declared per share divided by dilutive earnings per share.
<F2>  Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest bearing liabilities.
<F3>  Net interest margin represents net interest income as a percentage of average interest-earning assets.
<F4>  Efficiency ratio represents total operating expenses divided by the sum of net interest income, customer service fees and miscellaneous income.


Asset Quality Ratios:

                                                                     at
                                                           -------------------------
                                                           June 30,    September 30,
                                                             2004          2003
                                                           --------    -------------
                                                                 unaudited

Non-performing loans as a percent of loans                    0.21%         0.45%
Non-performing assets as a percent of total assets            0.12%         0.25%
Allowance for loan losses as a percent of total loans
 before the allowance for loan losses                         0.65%         0.64%

Capital Ratio and other data:
Equity to assets at end of period                            10.60%        11.21%
Number of shares outstanding at end of period             1,589,574     1,586,174

Number of:
Full-service offices (1)                                          4             5
Full-time equivalent employees                                   71            74

<F1>  The number of full service offices does not include the branch at the
      Willows.